Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-26743, No. 333-61467 and No. 333-166929) of Cenveo, Inc. of our report dated June 28, 2012 relating to the financial statements and supplemental schedule of the Cenveo 401(k) Savings and Retirement Plan, included in this Annual Report on Form 11-K of the Cenveo 401(k) Savings and Retirement Plan for the year ended December 31, 2011.

/s/ PKF O’Connor Davies
A Division of O’Connor Davies, LLP
Harrison, New York
June 28, 2012

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